UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 6, 2011

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Purchase Agreement

On March 6, 2011, James River Coal Company (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Lightfoot Capital Partners, LP, International Industries, Inc., International Resource Partners GP LLC, Kayne Anderson Energy Development Company and Tortoise Capital Resources Corporation (collectively, the “Sellers”), providing for the acquisition of International Resource Partners, L.P. (“IRP”), Logan & Kanawha Coal Company, LLC (“L&K”) and their affiliated companies.  Subject to the terms and conditions of the Purchase Agreement, which has been approved by the board of directors of the Company and the limited and general partners of IRP, the Company will acquire all of the outstanding limited and general partnership units of IRP for a purchase price of $475,000,000, subject to certain adjustments as set forth in the Purchase Agreement (the “Acquisition”).

The completion of the Acquisition is subject to various customary conditions, including, among others (i) receipt of all material governmental approvals, (ii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act, (iii) no listing of the Company on the applicant violation system maintained by the Office of Surface Mining of the United States Department of the Interior or any counterparty system maintained by the State of West Virginia or the Commonwealth of Kentucky or blocking of the Company from obtaining any mining permits, (iv) the replacement of any guarantees or bonds of the Sellers related to the operations of IRP and its subsidiaries, and (v) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company, IRP and the Sellers, respectively, and compliance by the Company, IRP and the Sellers with their respective obligations under the Purchase Agreement.

The Purchase Agreement contains (i) customary representations and warranties of the Company, IRP and the Sellers, (ii) covenants of the Sellers to (a) conduct the business of IRP and each of its subsidiaries in the ordinary course, (b) use commercially reasonable efforts to preserve intact the current business organization of IRP and each of its subsidiaries, (c)keep available the services of the current officers, employees, and agents of IRP and each of its subsidiaries, (d) maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with IRP and each of its subsidiaries, and (e) maintain all insurance policies of IRP and its subsidiaries, and (iii) covenants of the Sellers and the Company with respect to, among other things, (a) cooperation on replacing the bonds and guarantees of the Sellers related to the operations of IRP and its subsidiaries and transferring mining and other permits of IRP and each of its subsidiaries, and (b) access to information.  The Sellers have also agreed not to solicit proposals relating to or enter into discussions concerning any proposals for alternative business combination transactions.  The Company has agreed to use (i) its reasonable best efforts to obtain the financing contemplated by the commitment letter, as described in further detail below; and (ii) its commercially reasonable efforts to replace the bonds and guarantees of Sellers related to the operations of IRP and its subsidiaries with bonds and guarantees of the Company and to secure the transfer of all mining and other permits of IRP and each of its subsidiaries.

The Purchase Agreement contains certain termination rights for each of the Company and the Sellers including the failure of the parties to close the Acquisition by September 1, 2011.

Bridge Facility Commitment Letter

On March 6, 2011, and in connection with Purchase Agreement, the Company entered into a commitment letter (the “Commitment Letter”) with Deutsche Bank AG Cayman Islands Branch (“DBCI”), Deutsche Bank Securities Inc. (“DBSI” and, together with DBCI, “DB”), UBS Loan Finance LLC (“UBSLF”) and UBS Securities LLC (“UBSS” and, together with UBS Loan, “UBS”).  The Commitment Letter provides that, subject to the conditions set forth therein, DBCI and UBSLF will each commit to provide fifty percent of a senior bridge loan facility in an aggregate principal amount of $375 million less the aggregate principal amount or issuance price of any unsecured senior notes, convertible senior notes and/or common stock issued by the Company in connection with any Securities Issuance (as defined below) (the “Senior Bridge Facility”).  If drawn upon, the Senior Bridge Facility will bear interest, reset monthly, at the rate of (i) in the event that James River and its subsidiaries (including any subsidiaries acquired as part of the Acquisition), on a consolidated basis after giving pro forma effect to the Acquisition, would have no less than $150 million of cash on hand plus available borrowing capacity under the Company’s existing credit facility (the “Liquidity Threshold”) is satisfied, three-month LIBOR (or, if greater, 1.50%) plus 6.50% per annum, or (ii) in the event that the Liquidity Threshold is not satisfied, three-month LIBOR (or, if greater, 1.50%) plus 8.00% per annum, in each case subject to an increase of 1.00% per annum on the day that is 90 days after the closing of the Acquisition and 0.50% per annum for each 90 days that elapses thereafter; provided, however, that the interest rate will not exceed (a) in the event that the Liquidity Threshold is satisfied, 11.0% per annum and (b) in the event that the Liquidity Threshold is not satisfied, 12.5% per annum, in each case subject to an increase of 1.0% per annum if, at any time, the Company does not maintain certain credit ratings.  Under the Commitment Letter, DBSI and UBSS will act as joint lead arrangers and joint book-running managers for the Senior Bridge Facility.  It is anticipated that some or all of the Senior Bridge Facility will be replaced or repaid by the Company through the issuance of debt securities, common equity or other securities or a combination of the foregoing.  It is expected that the proceeds of the Senior Bridge Facility or replacement financings will be used to fund, in part, the cash consideration for the Acquisition and the other transactions contemplated by the Purchase Agreement and to pay the fees and expenses incurred in connection with the Senior Bridge Facility.  The Senior Bridge Loan Facility is required to be secured by a second priority lien on substantially all of the assets of the Company and its Subsidiaries (including the assets of IRP and its subsidiaries to be acquired in connection with the Acquisition).

The commitment to provide the Senior Bridge Facility is subject to certain conditions, including without limitation (i) the absence since December 31, 2010 of any Material Adverse Effect (as defined in the Commitment Letter) with respect to IRP; (ii) cooperation by the Company in the syndication of the Senior Bridge Facility and in the sale of up to $460 million of unsecured senior notes, convertible senior notes and/or common stock placements (the “Securities Issuance”), (iii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company under the definitive documents relating to the loans under the Senior Bridge Facility, (iv) entry into material definitive agreements related to the Senior Bridge Facility, including an intercreditor agreement relating to the second priority liens to be granted to secure the Senior Bridge Facility; (v) the absence of an event of default under the Senior Bridge Facility, (vi) concurrently with the funding, the consummation of the Acquisition in accordance with the terms of the Purchase Agreement which Purchase Agreement shall be in full force and effect; (vii) the absence of any preferred equity, indebtedness or contingent liabilities of the Company other than as set forth in the Commitment Letter; (viii) receipt of all necessary governmental and material third party approvals and consents in connection with the Acquisition, the transactions contemplated by the Senior Bridge Facility and otherwise referred to in the Commitment Letter; (ix) the receipt of customary closing documents; (x) the delivery of certain financial information pertaining to each of the Company and IRP; (xi) the engagement by the Company of one or more investment banks to sell or place up to $460 million of unsecured senior notes, convertible senior notes and/or common stock in public offerings or private placements; (xii) obtaining certain credit ratings; and (xiii) compliance with all terms of the fee letter entered into by the Company to be complied with on or before the closing of the Acquisition.  The Company will pay certain customary fees and expenses in connection with obtaining the Bridge Facility.

Consent and Amendment to Revolving Credit Agreement

On March 6, 2011, the Company entered into a Consent and Third Amendment to Amended and Restated Credit Agreement by and among the Company, certain of its subsidiaries, the lenders party thereto (each, a “Lender”) and General Electric Capital Corporation (“GE Capital”), as Administrative Agent and Collateral Agent (the “Consent and Amendment”) pursuant to which (i) the Lenders granted their consent to the Acquisition, the issuance of up to $460 million of unsecured senior notes, convertible senior notes and/or common stock, and the Senior Bridge Facility, and certain related matters and (ii) the Company’s revolving credit facility (the “Revolving Credit Facility”) under the Amended and Restated Revolving Credit Agreement dated as of January 28, 2010, as amended (the “Revolving Credit Agreement”) was amended to provide, among other things,  for the termination of the Revolving Credit Facility upon the earlier of (i) February 26, 2012 and (ii) the maturity date or the becoming due (other than in connection with any mandatory prepayments or other repayment obligations of the Senior Bridge Facility upon the issuance of up to $460 million of unsecured senior notes, convertible senior notes and/or common stock to the extent expressly permitted under the Consent and Amendment), of the principal amount of the obligations in respect of any of the Senior Bridge Facility or any of the securities that may be issued.  Prior to such amendment, the Revolving Credit Facility was scheduled to terminate on February 26, 2012.

The foregoing summaries of the Purchase Agreement, the Commitment Letter and the Consent and Amendment, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, which are filed herewith as Exhibits 2.1, 10.1 and 10.2, respectively, and incorporated herein by reference. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, IRP, the Sellers or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, IRP, the Sellers or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Acquisition that will be contained in other filings that the Company makes with the SEC.

ITEM 8.01     OTHER EVENTS

On May 6, 2011, the Company issued a press release announcing the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Attached hereto as Exhibit 99.2, and incorporated by reference herein, is a slide presentation to be presented by the Company in connection with a conference call today regarding its results of operations for the fourth quarter and fiscal year ended December 31, 2010 and the Acquisition.

FORWARD-LOOKING STATEMENTS:  Certain statements in this Form 8-K are “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and the future performance of the Company, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws.  These forward-looking statements are subject to a number of risks and uncertainties.  These risks and uncertainties include, but are not limited to, the following: the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of our expected financial performance following completion of the proposed transaction; our ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; a change in the demand for coal by electric utility customers, as well as the perceived benefits of alternative sources of energy; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; our dependency on one railroad for transportation of a large percentage of our products; failure to exploit additional coal reserves; the risk that reserve estimates and pension and post-retirement benefit liabilities are inaccurate; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; inherent complexities associated with mining in Central Appalachia including special dangers and risks of underground mining; increased costs of complying with mine health and safety regulations; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; the effects of litigation, regulation, permits and competition; lack of availability of financing sources; our compliance with debt covenants; the risk that we are unable to successfully integrate acquired assets into our business; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC).  The Company’s management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements.  These statements are based on current expectations and speak only as of the date of such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

IMPORTANT ACQUISITION INFORMATION:  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

2.1
Purchase Agreement, dated as of March 6, 2011, by and between Lightfoot Capital Partners, LP, International Industries, Inc., International Resource Partners GP LLC, Kayne Anderson Energy Development Company and Tortoise Capital Resources Corporation and the Company and International Resource Partners GP LLC, as Agent

10.1
Senior Bridge Facility Commitment Letter, dated as of March 6, 2011, by and between the Company and Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., UBS Loan Finance LLC and UBS Securities LLC

10.2
Consent and Third Amendment to Amended and Restated Revolving Credit Agreement, dated as of March 6, 2011, by and among the Company and certain of its Subsidiaries identified on the signature pages thereto, as Borrowers, and the other credit parties thereto, identified on the signature pages thereto as Guarantors, the Lenders party thereto, and General Electrical Capital Corporation, as Administrative Agent and as Collateral Agent

99.1	Press release dated March 6, 2011 regarding the acquisition of IRP by JRCC
99.2	Discussion materials for March 7, 2011 conference call

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  March 7, 2011

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